United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 30, 2014

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2014, Fidelity National Financial, Inc., a Delaware corporation (the “Company”), entered into a Third Supplemental Indenture with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture”), to the Indenture, dated as of December 8, 2005, as previously amended and supplemented (the “Indenture”), related to the Company’s 4.25% Convertible Notes due 2018 (the “Notes”).

On June 30, 2014, pursuant to an amendment and restatement of the Company’s Certificate of Incorporation (as amended, the “Amended and Restated Certificate of Incorporation”), the Company completed a previously announced transaction whereby each outstanding share of the Company’s Class A Common Stock, par value $0.0001 per share (the “Old FNF Common Stock”), was reclassified into two new tracking stocks (the “Recapitalization”). The Amended and Restated Certificate of Incorporation, among other things, (i) reclassifies the Old FNF Common Stock into two new tracking stocks, one designated the FNF Group common stock, par value $0.0001 per share (“FNF Common Stock”) and the other designated the FNFV Group common stock, par value $0.0001 per share (“FNFV Common Stock”) and (ii) provides for the attribution of the businesses, assets and liabilities of the Company between the Company’s core title insurance, real estate, technology and mortgage related businesses (such businesses being those businesses the FNF Common Stock is intended to track) and the Company’s portfolio company businesses (such businesses being those businesses the FNFV Common Stock is intended to track). Upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the Recapitalization occurred, and each share of Old FNF Common Stock issued and outstanding immediately prior to such filing became, without any action on the part of the holder thereof, one share of FNF Common Stock and 0.3333 of a share of FNFV Common Stock. Cash will be issued in lieu of fractional shares of FNFV Common Stock.

Prior to the Recapitalization, the Notes were convertible into the Old FNF Common Stock. As a result of the Recapitalization, the Notes will be convertible into FNF Common Stock and FNFV Common Stock. The Supplemental Indenture amends the conversion, adjustment and other provisions of the Indenture to give effect to the Recapitalization and provides that the conversion consideration due upon conversion of any Note shall be determined in the same manner as if each reference in the Indenture to one share of Old FNF Common Stock were instead initially a reference to one share of FNF Common Stock and 0.3333 of a share of FNFV Common Stock. The Company will continue to have the option to settle conversions in stock, cash or a combination of stock and cash.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Recapitalization referenced in Item 1.01 above, the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware and became effective on June 30, 2014. The Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01	Other Events

On June 18, 2014, the Company filed a Registration Statement on Form 8-A and an Amendment No. 1 on Form 8-A/A, which amended and restated in its entirety the Registration Statement on Form 8-A (together, the “Registration Statements”), with the Securities and Exchange Commission. The Registration Statements are incorporated by reference herein.

On June 30, 2014, the Company issued a press release announcing the completion of the Recapitalization. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation

4.1	Third Supplemental Indenture

99.1	Press Release dated June 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.

Date: June 30, 2014	By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation

4.1	Third Supplemental Indenture

99.1	Press Release dated June 30, 2014